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                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) September 16, 2002


                        Selective Insurance Group, Inc.
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             (Exact name of registrant as specified in its charter)


             NJ                         0-8641                    22-2168890
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(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)


40 Wantage Avenue, Branchville, New Jersey                     07890
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code      (973)948-3000
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         (Former name or former address, if changed since last report.)


Item 5.    Other Events.

      Selective Insurance Group, Inc. announced that it is seeking to raise, subject to market and other conditions, $100 million through a private offering of convertible notes (such amount does not give effect to an option to be granted to the initial purchasers to acquire additional notes in the amount of $15 million). The offering will be made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended. The Company intends to contribute $60 million (approximately $72 million if the initial purchasers' over allotment option is exercised in full) of the net proceeds to an irrevocable trust to provide for certain payment obligations in respect of the Company's outstanding debt obligations. The Company intends to use the remainder of the net proceeds of the offering for general corporate purposes, which may include additions to the capital of the Company's insurance subsidiaries.

Item 7.  Exhibits

      99.1 Press Release dated September 16, 2002.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SELECTIVE INSURANCE GROUP, INC.
                                          (Registrant)


                                          By: /s/Thornton R. Land
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Date:  September 17, 2002                 Name:  Thornton R.Land
                                          Title:  Executive Vice President &
                                                  General Counsel